EXHIBIT 10.1
CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of June 1, 2006, is entered into by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (herein referred to as the “Company”), and Boston Financial Partners, Inc., a Massachusetts corporation (herein referred to as the “Consultant”).

WHEREAS, Company is a publicly-held corporation with its common stock traded on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or OTCBB, under the symbol WITM; and

WHEREAS, Company desires to engage the non-exclusive services of Consultant to represent the Company in investors communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company’s current and proposed activities, and to consult with management concerning such Company activities.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers, employees and affiliates during the term specified in Section 2:

(a) Introduce the Company to the financial community;

(b) Assist and consult the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(c) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(d) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company’s plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company’s involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) Upon the Company’s direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon the Company’s approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company’s plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) At the Company’s request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

(i) Otherwise perform as the Company’s consultant for public relations and relations with financial professionals.

2. Term; Termination Provision.

2.1 Term.  Unless terminated by the Company pursuant to Section 2.2 hereof, the term of this Agreement shall be for the calendar year ending December 31, 2006.

2.2 Termination by the Company. The Company may elect to terminate this Agreement upon at least ten-day (10) written notice of termination to Consultant, specifying an effective date for such termination.

3. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

3.1  For undertaking this engagement and for other good and valuable consideration, the Company agrees to pay a one-time fee of One Hundred Thousand ($100,000).

3.2  The Company agrees to issue to the Consultant Six Hundred Twenty-Five Thousand (625,000) shares of the Company's unregistered common stock (the “Shares”) to be delivered to Consultant within twenty (20) business days of the signing of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Shares constitute payment for Consultant’s agreement to consult the Company and is a non-refundable, non-apportionable, and non-ratable retainer; and not deemed a prepayment for future services. If the Company decides to terminate this Agreement for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Shares hereunder.

3.3  Additionally, the Company shall grant to the Consultant a warrant to purchase up to an aggregate of One Million (1,000,000) shares of the Company’s $0.01 par value common stock, at an exercise price of $0.62 per share, with an expiration date of May 30, 2008 (the “Warrants”).

3.4  The Company warrants that the Shares and the Warrants (hereafter collectively referred to as the “Securities”) issued to Consultant pursuant to this Agreement shall have been duly authorized by the Company’s board of directors

3.5  The Consultant acknowledges that the Securities issued pursuant to this Agreement have not been registered under the Securities Act of 1933, and accordingly are “restricted securities” within the meaning of Rule 144 of the Act. As such, the Securities may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. The Company shall not unreasonably withhold approval of any application filed by Consultant under Rule 144(d) of the Act to clear the subject Securities of restriction after Consultant has satisfied the requirements of Rule 144(d).

3.6  In connection with the acquisition of Securities hereunder, the Consultant represents and warrants to the Company, to the best of its knowledge, the following:

(a) Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933;

(b) Consultant was not formed for the specific purpose of acquiring the Securities and is acquiring the Securities for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws;

(c) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Securities, and any additional information which the Consultant has requested;

(d) Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Securities is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of its entire investment in the Securities;

(e) Consultant understands that the Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law and, as a result, may be required to hold the Shares for an indefinite period of time; and

(f) Consultant understands and acknowledges that the certificates representing the Shares issued will contain a restrictive securities legend and that the certificates representing the Warrants issued upon exercise will also contain a restrictive securities legend.

4. Expenses. Consultant agrees to pay for all of its expenses directly without reimbursement.

5. Confidentiality Obligations. As a condition to Consultant’s continuing relationship with the Company as public relations and investor communications advisor, Consultant understands and agrees as follows:

5.1  Consultant hereby acknowledges that it may have received, or may receive in the future, certain confidential forward-looking statements (either written or oral), reports, analyses, notes, evaluation material or other confidential or non-public information from the Company concerning the Company (collectively, the “Confidential Information”).

5.2  For the purposes of this Agreement, the definition of Confidential Information shall not include information which:

(a) Had been made previously available to the public by the Company;

(b) Is or becomes generally available to the public, unless the information being made available to the public results in a breach of this Agreement;

(c) Prior to disclosure to Consultant or Consultant’s representatives or agents, was already rightfully in any such person’s possession; or

(d) Is obtained by Consultant or Consultant’s representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the Company, with respect to such information and who does not require Consultant to refrain from disclosing such information to others.

5.3  Consultant shall use the Confidential Information solely for the purpose of performing the services required to be performed by Consultant hereunder. Consultant, and any representatives and agents of Consultant, shall keep all Confidential Information confidential by Consultant, and shall not disclose any Confidential Information without the prior written consent of the Company; provided, however, that any of such information may be disclosed to Consultant’s representatives or agents who need to know such information for the purpose of performing such services required to be performed hereunder (it being understood that Consultant shall inform such representatives and agents of the confidential nature of the Confidential Information and shall direct such representatives and agents to treat such information confidentially). Consultant shall be responsible for any breach of this Agreement by its representatives or agents.

5.4  Following the completion of its engagement by the Company, Consultant and any representatives or agents of Consultant shall promptly return any Confidential Information in their respective possessions to the Company, without retaining any copy thereof, and destroy all analyses, compilations, studies or other documents prepared by or for internal use which reflect, contain or embody Confidential Information.

5.5  Consultant hereby acknowledges that it is aware, that the securities laws of the United States prohibit any person who has material, non-public information concerning the Company or a possible transaction involving the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

5.6  Consultant acknowledges and agrees that a violation of the terms of this Agreement would cause irreparable harm to the Company, and that the Company’s remedy at law for any such violation would be inadequate. In recognition of the foregoing, Consultant agrees that, in addition to any other relief afforded by law, including damages sustained by a breach of this Agreement and without any necessity of proof of actual damage, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of Consultant and the Company that both damages and injunctions shall be proper modes of relief and are not to be considered as alternative remedies.

6. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant’s performance of its duties hereunder will in no way be measured by the price of the Company’s common stock, nor the trading volume of the Company’s common stock. It is also understood that the Company is entering into this Agreement with Boston Financial Partners, Inc., (“BFP”), a Massachusetts corporation and not any individual member of BFP, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of BFP leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

7. Non-Assignability of Services. Consultant’s services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

8. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from Consultant’s communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant’s communication or dissemination of information not provided or authorized by the Company.

9. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor.

10. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11. Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney’s Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waivers. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

14. Notices. Any notice to be given shall be sufficiently given when received, and, if mailed, shall be deemed received five (5) business days after the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth below:

To the Company:	To the Consultant:
Wits Basin Precious Minerals Inc.	Boston Financial Partners, Inc.
Stephen D. King, President	Thomas Brazil, President
900 IDS Center, 80 South 8th Street	601 Edgewater Drive, Suite 195
Minneapolis, MN 55402-8773	Boston, MA 01880

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota. The parties agree that Minnesota will be the venue of any dispute and will have jurisdiction over all parties.

16. Remedies and Enforcement. The obligations of Consultant contained Section 5 shall not be excused by any conduct of the Company. Consultant acknowledges that any breach or threatened breach of the provisions of any of Section 5 would result in irreparable harm, which may not be adequately compensated for by monetary damages. Accordingly, in addition to any other rights the Company may have at law or in equity, the Company may obtain an injunction against the breach or continued breach of such provision. If the Company brings any action to enforce this Agreement, the Court shall, in addition, to any legal or equitable relief award by the court, award the Company its reasonable attorney’s fees and expenses.

17. Severability. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

18. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Signature page follows

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

WITS BASIN PRECIOUS MINERALS INC.

Date: ________________	By: _____________________________
Stephen D. King, President

CONSULTANT: BOSTON FINANCIAL PARTNERS, INC.

Date: ________________	By: _____________________________
Thomas Brazil, President